UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

SIGULER GUFF SMALL BUSINESS CREDIT OPPORTUNITIES FUND, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 814-01157

Maryland	47-1290650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

825 Third Avenue, 10th Floor, New York, NY 10022
(Address of principal executive offices) (Zip code)

(212) 332-5100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 9, 2017, Jun Isoda, the Principal Accounting Officer of the Siguler Guff Small Business Credit Opportunities Fund, Inc. (“SBCOF” or the “Fund”), assumed the principal financial and accounting responsibilities for the Fund.  On the same date, Michael Ruggeri resigned as the Chief Financial Officer and Treasurer of the Fund.  Mr. Isoda joined the Fund’s Investment Manager, Siguler Guff Advisers, LLC (“Investment Manager” or the “Firm”), in November 2007, and is responsible for managing the accounting and financial reporting functions of all multi-manager funds and direct investment products of the Firm, and oversight of all accounting and finance related communications with existing and prospective investors.  Mr. Isoda is actively involved in various operational and investment-related processes within the Firm, including strategic planning, due diligence and evaluating the financial controls of the Firm’s existing and prospective managers.  He also serves on the Firm’s Operations, Allocation, Valuation, and Compliance Committees.

The Board of Directors of the Fund, including the Independent Directors (“Directors”), voted to appoint Mr. Isoda Chief Financial Officer and Treasurer of the Fund at a meeting of the Directors on May 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGULER GUFF SMALL BUSINESS CREDIT OPPORTUNITES FUND, INC.

May 11, 2017	By:	/s/ Donald P. Spencer
	Name:	Donald P. Spencer
	Title:	Assistant Vice President